UNITED STATES of America

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

United Rentals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your Vote Counts! UNITED RENTALS, INC. 2025 Annual Meeting Vote by May 7, 2025 11:59 PM ET UNITED RENTALS, INC. 100 FIRST STAMFORD PLACE - STE 700 STAMFORD, CT 06902 V62269-P22824 You invested in UNITED RENTALS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 8, 2025. Get informed before you vote View the Notice and Proxy Statement for the 2025 Annual Meeting of Stockholders and the Company’s 2024 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 24, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 8, 2025 9:00 a.m., Eastern Time Virtually at: www.virtualshareholdermeeting.com/URI2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items 1. Election of Directors 1a. Julie M. Heuer Brandt For 1b. Marc A. Bruno For 1c. Larry D. De Shon For 1d. Matthew J. Flannery For 1e. Kim Harris Jones For 1f. Terri L. Kelly For 1g. Michael J. Kneeland For 1h. Francisco J. Lopez-Balboa For 1i. Gracia C. Martore For 1j. Shiv Singh For 2. Ratification of Appointment of Public Accounting Firm For 3. Advisory Approval of Executive Compensation For 4. Stockholder Proposal to Improve Shareholder Written Consent Against THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “AGAINST” PROPOSAL 4. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V62270-P22824